Exhibit 99.1

EFiled: Feb 07 2025 09:02AM EST Transaction ID 75596200 Case No. 2022-0687-BWD

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE NEWMARK GROUP, INC.	CONSOLIDATED
DERIVATIVE LITIGATION	C.A. No. 2022-0687-BWD

STIPULATION AND AGREEMENT OF

COMPROMISE, SETTLEMENT, AND RELEASE

This Stipulation and Agreement of Compromise, Settlement, and Release, dated as of February 7, 2025 (the “Stipulation”), is entered into by and among: (a) Plaintiffs Cardinal Capital Management, L.L.C. (“Cardinal”), Robert Garfield (“Garfield”), and Laborers Local No. 231 Pension Fund (“Local No. 231” and, collectively, “Plaintiffs”); (b) Nominal Defendant Newmark Group, Inc. (“Newmark” or the “Company”); and (c) Defendants Howard Lutnick (“Lutnick”), Barry Gosin (“Gosin”), Michael Rispoli (“Rispoli”), Virginia Bauer, Michael Snow, and Kenneth McIntyre (collectively, “Defendants,” and, together with Plaintiffs and the Company, the “Parties” and each a “Party”), by and through their respective undersigned counsel, and sets forth all of the terms and conditions of the settlement and resolution of the above-captioned action (the “Action”), and fully, finally, and forever resolves, discharges, and settles the Settled Plaintiff Claims (defined below) against the Released Defendant Persons (defined below), and the Settled Defendant Claims (defined below) against the Released Plaintiff Persons (defined below), upon approval by the Court of Chancery of the State of Delaware and subject to the terms and conditions hereof.

WHEREAS:

A. Newmark is a publicly traded company that is a full commercial real estate services firm;

B. In 2013, Nasdaq entered into an agreement (the “Nasdaq Transaction”) with Newmark’s former parent company, BGC Group, Inc. (“BGC”), to purchase BGC’s electronic trading platform, eSpeed, Inc. (“eSpeed”). Nasdaq agreed to pay BGC $750 million in cash and 14,883,705 shares of Nasdaq stock. The cash component was paid up front, but the shares were to be paid in fifteen annual installments of 992,247 shares each. The agreement further provided that, if Nasdaq were to sell eSpeed before the final payment of Nasdaq shares in 2027, all remaining payments of Nasdaq shares would accelerate with a slight discount;

C. In late 2017, BGC spun off Newmark and assigned Newmark the right to receive the Nasdaq shares from the Nasdaq Transaction;

D. On June 25, 2021, Nasdaq completed a resale of eSpeed, thereby triggering the accelerated payment of Nasdaq shares to Newmark. This accelerated payment resulted in the transfer of 6,222,342 shares of Nasdaq stock to Newmark, worth approximately $940 million as of June 25, 2021;

E. On June 28, 2021, in connection with Newmark’s accelerated receipt of common shares of Nasdaq, Newmark’s Compensation Committee approved the redemption of a substantial number of limited partnership units held by partners of the Company (the “2021 Equity Event”), including the exchange of 16.6 million partnership units held by Newmark officers Lutnick, Gosin, Rispoli, and Stephen Merkel for $146 million;

F. On December 27, 2021, the Compensation Committee approved a one-time bonus award to Lutnick of $50 million (the “Bonus”). The award agreement, dated December 28, 2021 (the “Bonus Effective Date”), provided for an aggregate cash payment of $50 million, payable as follows: $20 million within three days of the Bonus Effective Date, and $10 million within thirty days following vesting on each of the first, second, and third anniversaries of the Bonus Effective Date;

G. On February 7, 2022, Cardinal served a Delaware General Corporation Law Section 220 (“Section 220”) demand on the Company seeking books and records to investigate suspected wrongdoing in connection with the 2021 Equity Event and the Bonus. On February 24, 2022, Garfield served a similar Section 220 demand on the Company;

H. On August 5, 2022, Garfield filed a derivative complaint on behalf of Newmark in the Court of Chancery of the State of Delaware. On October 7, 2022, Cardinal filed its derivative complaint on behalf of Newmark in the Court of Chancery of the State of Delaware. On December 13, 2022, the actions filed by Garfield and Cardinal were consolidated and Robbins Geller Rudman & Dowd LLP was appointed as Lead Counsel;

I. On January 10, 2023, Cardinal and Garfield filed a Verified Consolidated Amended Stockholder Derivative Complaint (the “Consolidated Complaint”). The Consolidated Complaint alleged that the 2021 Equity Event and the Bonus were not entirely fair, and asserted causes of action for waste, unjust enrichment, and breach of fiduciary duty;

J. On March 17, 2023, Defendants filed their respective answers to the Consolidated Complaint. Defendants denied any wrongdoing and asserted, among other things, that Plaintiffs would be unable to establish demand futility, that the business judgment rule applied to the 2021 Equity Event and the Bonus, and that, even if entire fairness applied, the challenged transactions were entirely fair;

K. Thereafter, the Parties commenced discovery. Plaintiffs served multiple sets of interrogatories and requests for production of documents on Defendants. Defendants likewise served interrogatories and requests for production of documents on Plaintiffs. Plaintiffs also served subpoenas on a number of third parties;

L. The Parties’ written discovery requests led to substantial meet-and-confer correspondence and numerous teleconferences, and resulted in two motions to compel by Plaintiffs: one filed in December 2023 and resolved in January 2024, and one filed in October 2024 (which remained pending as of the time the Parties reached an agreement to resolve this Action);

M. Plaintiffs ultimately received from Defendants and various third parties, and then reviewed, 48,704 documents, totaling 471,173 pages. Plaintiffs also reviewed and then produced to Defendants 26,741 documents, totaling more than 118,159 pages;

N. Subsequent to the substantial completion of document discovery, Plaintiffs took the deposition of Defendant Rispoli—Newmark’s Chief Financial Officer—on October 21, 2024. The Parties also scheduled, and Plaintiffs’ Counsel began preparing for, depositions of each of the remaining named Defendants in November 2024, plus certain other Newmark employees and third parties. These depositions were put on hold pending mediation;

O. On November 25, 2024, the Parties submitted a stipulation to add Local No. 231 as a Plaintiff to this Action. On November 26, 2024, the Court granted the stipulation;

P. On December 18, 2024, the Parties and Defendants’ directors’ and officers’ insurance carriers participated in a day-long mediation session before David M. Murphy, Esq., of Phillips ADR. The Parties engaged in substantial briefing prior to this mediation session;

Q. The December 18 mediation did not result in a settlement. However, after the mediation, Mr. Murphy continued to conduct negotiations with the Parties and Defendants’ directors’ and officers’ insurance carriers;

R. On December 21, 2024, the Parties agreed to settle the Action, based on the mediator’s recommendation, for a cash payment of $50 million to Newmark, to be paid by Newmark’s directors’ and officers’ insurance carriers;

S. Plaintiffs represent that they have owned at all relevant times and continue to own shares of Newmark common stock;

T. Plaintiffs and Plaintiffs’ Counsel have concluded that it is reasonable to pursue a settlement of the Action based upon the terms, conditions, and procedures outlined herein, and that the terms of the Settlement are fair and adequate to Newmark and its stockholders;

U. Each of the Defendants has denied, and continues to deny, that he or she committed any breach of duty, breached any other law, or engaged in any of the wrongful acts alleged in the Action, expressly maintains that he or she diligently and scrupulously complied with his or her fiduciary and other legal duties, to the extent that such duties exist, and further believes that the Action is without merit, and is entering into this Stipulation solely to eliminate the burden, expense, and uncertainties inherent to further litigation;

V. In connection with settlement discussions and negotiations leading to the proposed Settlement, counsel for the Parties did not discuss the appropriateness or amount of any applications by Plaintiffs’ Counsel for an award of attorneys’ fees and expenses until after the substantive terms of the Settlement were negotiated at arm’s length and agreed upon; and

W. The Parties wish to settle and resolve the claims asserted by Plaintiffs, and have, following arm’s length negotiations with the assistance of the mediator, reached an agreement as set forth in this Stipulation, providing for the settlement of the Action on the terms and conditions set forth below, and the Parties believe the Settlement is in the best interests of the Parties and Newmark and its stockholders.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, in consideration of the benefits afforded herein, that the Action shall be compromised, settled, released, and dismissed with prejudice, upon and subject to the following terms and conditions:

DEFINITIONS

1.1 In addition to the terms defined elsewhere in this Stipulation, the following capitalized terms used in this Stipulation and any exhibits attached hereto shall have the meanings specified below:

1.2 “Business Day” means any day other than a weekend or a day that is a legal holiday in Delaware as set forth in 1 Del. C. § 501.

1.3 “Cash Settlement Amount” means a total of $50 million ($50,000,000) in cash.

1.4 “Court” means the Court of Chancery of the State of Delaware.

1.5 “Effective Date” means the first date upon which all the following conditions precedent of the Settlement have been met and occurred: (i) payment of the Cash Settlement Amount in accordance with 2.a. herein; and (ii) Final Approval of the Settlement.

1.6 “Fee and Expense Award” means an award to Plaintiffs’ Counsel of fees and expenses to be paid from the Cash Settlement Amount, approved by the Court and in full satisfaction of all claims for attorneys’ fees and any other expenses or costs, including any incentive awards to Plaintiffs, that have been, could be, or could have been asserted by Plaintiffs’ Counsel or any other counsel, or any stockholder in connection with the Settled Plaintiff Claims and the Settlement.

1.7 “Final Approval,” when referring to the Judgment, means upon the later of (i) the expiration of the time for the filing or noticing of an appeal or motion for reargument or rehearing from the Court’s Judgment approving the material terms of the Settlement without such appeal or motion having been made; (ii) the date of final affirmance of the Court’s Judgment on any appeal or reargument or rehearing; or (iii) the final dismissal of any appeal; provided, however, that any disputes or appeals relating solely to the amount, payment, or allocation of the Fee and Expense Award shall have no effect on finality for purposes of determining the date on which the Judgment becomes Final and shall not otherwise prevent, limit, or otherwise affect the Judgment, or prevent, limit, delay, or hinder entry of Judgment.

1.8 “Judgment” means the Order and Final Judgment to be entered in the Action, in all material respects in the form attached as Exhibit C hereto.

1.9 “Lead Counsel” means Robbins Geller Rudman & Dowd LLP.

1.10 “Net Settlement Amount” means the Case Settlement Amount less all payments and expenses incurred by Plaintiffs and Plaintiffs’ Counsel in connection with prosecuting the Action that are awarded by the Court.

1.11 “Party” means any one of, and “Parties” means, collectively, the Settling Defendants and Plaintiffs, on behalf of themselves and Nominal Defendant Newmark.

1.12 “Person” means a natural person, individual, corporation, limited liability corporation, professional corporation, limited liability partnership, partnership, limited partnership, limited liability company, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity.

1.13 “Plaintiffs’ Counsel” means the law firms of Robbins Geller Rudman & Dowd LLP, Purcell & Lefkowitz LLP, Cooch and Taylor, P.A., Smith, Katzenstein & Jenkins LLP, and Cavanagh O’Hara LLP.

1.14 “Settlement” means the settlement contemplated by this Stipulation.

1.15 “Settling Defendants” means Nominal Defendant Newmark Group, Inc., and Defendants Howard Lutnick, Barry Gosin, Michael Rispoli, Virginia Bauer, Michael Snow, and Kenneth McIntyre.

1.16 “Settling Defendants’ Counsel” means the law firms of Latham & Watkins LLP, Paul, Weiss, Rifkind Wharton & Garrison LLP, Potter Anderson & Corroon LLP, and Young Conaway Stargatt & Taylor, LLP.

1.17 “Settlement Hearing” means the hearing to be held by the Court to determine whether the proposed Settlement should be approved as fair, reasonable, and adequate, whether the Judgment approving the Settlement should be entered in accordance with the terms of this Stipulation, and whether and in what amount a Fee and Expense Award should be approved.

1.18 “Settlement Notice” means the Notice of Pendency and Proposed Settlement of Derivative Action, substantially in the form attached hereto as Exhibit B.

SETTLEMENT CONSIDERATION

2. In consideration for the full settlement and release of all Settled Plaintiff Claims (defined in 7 below) against the Released Defendant Persons (defined in 7 below) and the dismissal with prejudice of the Action, Defendants and Newmark have agreed to the following:

(a) No later than fifteen (15) Business Days following entry of the Judgment, and notwithstanding the existence of any timely filed objections to the Settlement, or potential for appeal from the Judgment, or collateral attack on the Settlement or any part thereof, Newmark’s directors’ and officers’ insurance carriers shall cause the Cash Settlement Amount to be deposited in a segregated, U.S.-based interest-bearing account to be established by Newmark and held in escrow (the “Account”) for prompt payment as set forth below pending Final Approval.

(b) Neither Defendants, Newmark, nor any other person other than Newmark’s directors’ and officers’ insurance carriers will have any obligation to pay the Cash Settlement Amount, in whole or in part. Defendants will not be responsible for personally funding, contributing to, or indemnifying any part of the Cash Settlement Amount, and will have no personal monetary obligations to Plaintiffs, Plaintiffs’ Counsel, Newmark, or Newmark’s stockholders in connection with the Action or the Settlement.

(c) In the event that the Court grants a Fee and Expense Award, the full amount of any resulting Fee and Expense Award granted by the Court shall be paid to Lead Counsel from the Account within five (5) Business Days after the Cash Settlement Amount is settled in the Account. In the event that the Court grants a Plaintiff incentive award, the full amount of any resulting Plaintiff incentive award granted by the Court shall be paid to Lead Counsel from the Account within five (5) Business Days after the Cash Settlement Amount is settled in the Account.

(d) At least fifteen (15) Business Days prior to the Settlement Hearing, Lead Counsel shall provide to Settling Defendants’ Counsel complete payment instructions (with a contact person who can verify those instructions) and a complete W-9 form (the “Payment Instructions”). Lead Counsel’s failure to provide the Payment Instructions as required herein shall have the effect of modifying 2.c such that Newmark will be obligated to cause the Fee and Expense Award to be paid from the Account to Lead Counsel no later than fifteen (15) Business Days following receipt of the Payment Instructions.

(e) Upon the Effective Date, all Parties consent to the release of the Cash Settlement Amount plus all interest accrued or accumulated (less the Fee and Expense Award) to Newmark.

SUBMISSION AND APPLICATION TO THE COURT

3. As soon as practicable after this Stipulation has been executed, the Parties shall apply jointly for a scheduling order (the “Scheduling Order”), substantially in the form attached hereto as Exhibit A, establishing the procedure for: (i) providing notice of the Settlement to Newmark’s stockholders; and (ii) the Court’s consideration of the proposed Settlement and Plaintiffs’ application for attorneys’ fees and expenses, including the scheduling of the Settlement Hearing.

NOTICE

4. As soon as practicable after the date of entry of the Scheduling Order, and in no event fewer than sixty (60) calendar days before the Settlement Hearing, Newmark shall (i) post a copy of this Stipulation and the Settlement Notice, substantially in the form attached hereto as Exhibit B, on the “Investors” section of the Company’s website, https://ir.nmrk.com, and such documents shall remain posted to that website through the Effective Date of the Settlement; (ii) file with the U.S. Securities and Exchange Commission a Current Report on Form 8-K briefly describing the Settlement and stating where stockholders can locate the Stipulation and Settlement Notice on Newmark’s website; and (iii) cause the Settlement Notice to be mailed, by first class U.S. mail, or other mail service if mailed outside the U.S., to all Newmark stockholders who are record holders of Newmark stock as of the date of the Stipulation at their last known address appearing in the stock transfer records maintained by or on behalf of Newmark. All stockholders who are record holders of Newmark common stock on behalf of beneficial owners of those securities shall be requested to forward such Settlement Notice on to the beneficial owners. Additionally, Newmark shall use reasonable efforts to give notice to all beneficial owners of common stock of Newmark by (i) sending copies of the Settlement Notice to any beneficial owners that have opted to receive electronic notifications; and (ii) providing additional copies of the Settlement Notice to any record holder requesting the Settlement Notice for purposes of distribution to such beneficial owners.

5. Newmark shall, at least ten (10) Business Days before the Settlement Hearing, file with the Court an appropriate affidavit with respect to the dissemination of the Settlement Notice. Newmark shall assume all administrative responsibility for, and will pay any and all costs and expenses related to, providing notice. The Parties acknowledge and agree that no Defendant shall bear any cost or expense in connection with providing notice. The Parties also acknowledge and agree that neither Plaintiffs nor Plaintiffs’ Counsel shall be responsible for any notice costs, nor shall any notice costs be paid from the Cash Settlement Amount.

ORDER AND FINAL JUDGMENT

6. If the Settlement (including any modification thereto made with the consent of the Parties as provided for herein) shall be approved by the Court following the Settlement Hearing as fair, reasonable, and adequate and in the best interest of the Company and its stockholders, the Parties shall jointly request that the Court enter the Judgment.

7. The Judgment shall, among other things, provide for the full and complete dismissal of the Action with prejudice, and, upon the Effective Date of the Settlement:

(a) the settlement and release of any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, could have been, or in the future can or might be asserted in any court, tribunal, or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, by or on behalf of Plaintiffs or any Newmark stockholder derivatively on behalf of Newmark, or by Newmark (collectively, the “Releasing Plaintiff Persons”), against the Defendants, any current or former Newmark director or officer, or any of their families, parent entities, controlling persons, associates, affiliates or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employers, employees, attorneys, insurers, reinsurers, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors and assigns; and the legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in-interest, and assigns of any of the foregoing (collectively, the “Released Defendant Persons”) which the Releasing Plaintiff Persons ever had, now have, or may have had by reason of, arising out of, relating to, or in connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever alleged or set forth in the Consolidated Complaint (the “Settled Plaintiff Claims”); provided, however, that the Settled Plaintiff Claims shall not include (i) claims to enforce the Settlement; or (ii) claims against Newmark’s insurers by Newmark or any other insureds under Newmark’s insurance policies. For the avoidance of doubt, the Settled Plaintiff Claims do not include any direct claims of any Newmark stockholder, including any claims arising out of, based upon, or relating to the federal or state securities laws; the Settled Plaintiff Claims also do not include claims, if any, that any party may have against any insurer with respect to obligations to fund the Cash Settlement Amount or any portion thereof; the Settled Plaintiff Claims also do not include any claims that Newmark’s directors’ and officers’ insurance carriers may assert, as subrogee, against non-parties to this Action after Final Approval of the Judgment and nothing in this Stipulation shall be construed to waive any subrogation rights such insurers have to the extent of their respective payments. Further, for the avoidance of doubt, Settled Plaintiff Claims do not include any claims arising out of, relating to, or based upon conduct or actions occurring after the date of this Stipulation; and

(b) the settlement and release of any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, could have been, or in the future can or might be asserted in any court, tribunal or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, by or on behalf of Defendants or Newmark (collectively, the “Releasing Defendant Persons”) against Plaintiffs or their respective counsel, and each and all of their respective past or present officers, directors, stockholders, families, parent entities, controlling persons, associates, affiliates, subsidiaries, principals, representatives, employers, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors and assigns; and the legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in-interest, and assigns of any of the foregoing (collectively, the “Released Plaintiff Persons” and, together with Released Defendant Persons, “Released Persons”) which the Releasing Defendant Persons ever had, now have, or may have had by reason of, arising out of, relating to, or in connection with the institution, prosecution, or settlement of the claims asserted in the Action (the “Settled Defendant Claims” and, together with the Settled Plaintiff Claims, the “Released Claims”); provided, however, that the Settled Defendant Claims shall not include claims to enforce the Settlement. For the avoidance of doubt, the Settled Defendant Claims do not include claims, if any, that any party may have against any insurer with respect to obligations to fund the Cash Settlement Amount or any portion thereof.

CONDITIONS OF SETTLEMENT

8. Each of the Defendants denies and continues to deny that he or she committed or aided and abetted the commission of any unlawful or wrongful acts alleged in the Action and expressly maintains that he or she diligently and scrupulously complied with his or her fiduciary duties and other legal duties, to the extent such duties exist. Defendants are entering into the Stipulation solely because the proposed Settlement will eliminate the burden and expense of further litigation.

9. Plaintiffs and Plaintiffs’ Counsel believe that Plaintiffs’ claims have merit, but recognize that Defendants will continue to assert legal and factual defenses to Plaintiffs’ claims. Plaintiffs and Plaintiffs’ Counsel have concluded that the Settlement is fair, reasonable, and adequate, and that it is reasonable to pursue the Settlement based upon the terms and procedures outlined herein.

10. The Settlement is conditioned upon the fulfillment of each of the following:

(c) Defendants shall have paid or caused to be paid the Cash Settlement Amount into the Account as specified in 2.a. above;

(d) the dismissal with prejudice of the Action without the award of any damages, costs, or fees, or the grant of any further relief except as expressly provided for in this Stipulation and except for any Fee and Expense Award the Court may make pursuant to 15-21 below;

(e) the entry of the Judgment approving the proposed Settlement, providing for the dismissal with prejudice of the Action, and approving the grant of (i) a release by the Releasing Plaintiff Persons to the Released Defendant Persons of the Settled Plaintiff Claims; and (ii) a release by the Releasing Defendant Persons to the Released Plaintiff Persons of the Settled Defendant Claims; and

(f) the Judgment being finally affirmed on appeal or such final judgment and dismissal not being subject to appeal (or further appeal) by lapse of time or otherwise.

11. In the event that any of the Settled Plaintiff Claims are commenced against any of the Released Defendant Persons prior to Final Approval of the Settlement, as defined herein, Plaintiffs agree to cooperate and use their reasonable best efforts to assist Defendants and Newmark in securing the dismissal (or a stay in contemplation of dismissal following Final Approval of the Settlement) of such claims.

12. This Stipulation shall be null and void and of no force and effect if the Settlement does not obtain Final Approval. In any such event, this Stipulation shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Action or to entitle any Party to the recovery of costs and expenses incurred in connection with the intended implementation of the Settlement; provided, however, that, within five (5) Business Days, the Cash Settlement Amount shall be remitted to the insurers plus all interest accrued or accumulated. Newmark shall be responsible for paying the costs of providing notice to Newmark stockholders regardless of whether the Settlement is approved.

13. In the event that the proposed Settlement is rendered null and void for any reason, the existence of or the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of Plaintiffs, Defendants, or Newmark with respect to the Action; nor shall they be deemed a presumption, a concession, or an admission by Plaintiffs, any of Defendants, or Newmark of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Action, or any other action or proceeding; nor shall they be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding.

14. In the event that any of Newmark’s directors’ and officers’ insurance carriers assert, as subrogee, any claims against non-parties to this Action after Final Approval of the Judgment, such action(s) shall have no legal effect on the validity or enforceability of this Settlement. Nor shall such action(s) have any legal effect on any advancement or indemnification rights of any Party to this Settlement.

ATTORNEYS’ FEES AND EXPENSES

15. Plaintiffs’ Counsel intend to apply for an award of attorneys’ fees and expenses based on the benefits provided to Newmark and its stockholders from this Settlement. Plaintiffs’ Counsel reserve the right to apply for a Fee and Expense Award in this Court (the “Fee Application”). The Fee Application shall be the only petition for attorneys’ fees and expenses to Plaintiffs’ Counsel or counsel purporting to represent any other stockholder of Newmark in connection with the Action or the Settlement. Any Fee and Expense Award will be paid solely from the Cash Settlement Amount. Defendants and Newmark also agree that one or more Plaintiffs may apply, as part of the Fee Application, to the Court for an incentive award, to be paid solely from the Cash Settlement Amount, compensating them for their reasonable time, costs, and expenses directly relating to their prosecution of the Action. Defendants and Newmark reserve the right to oppose any part or all of the Fee Application.

16. Lead Counsel, in their sole discretion, shall be responsible for distributing the Fee and Expense Award in compliance with Del. Ch. Ct. R. 23.1(e). Any fees or expenses associated with Lead Counsel’s distribution of the Fee and Expense Award shall be borne solely by Plaintiffs’ Counsel.

17. In the event that any order approving the Fee and Expense Award is reversed or modified on appeal and such order reversing or modifying the Fee and Expense Award has become final and no longer subject to appeal, Plaintiffs’ Counsel and Plaintiffs, as appropriate, shall severally remit to Newmark the amount by which the fees and expenses were reduced and all interest accrued or accumulated thereon at the same net rate as is earned by the Cash Settlement Amount.

18. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any Fee and Expense Award. The failure of the Court to approve any requested Fee and Expense Award, in whole or in part, shall have no effect on the Settlement, and final resolution by the Court of any requested Fee and Expense Award shall not be a precondition to the dismissal of the Action.

19. No fees or expenses shall be paid to Plaintiffs’ Counsel pursuant to the Settlement in the absence of the Court’s entry of the Judgment finally approving the Settlement, substantially in the form attached hereto as Exhibit C.

20. Except as provided above, Newmark and Defendants shall have no obligation to pay or reimburse any fees, expenses, costs, or damages alleged or incurred by Plaintiffs or by their attorneys, experts, advisors, or representatives with respect to the Settled Plaintiff Claims. Newmark and Defendants shall have no responsibility or liability with respect to any allocation of any Fee and Expense Award among Plaintiffs’ Counsel.

EFFECT OF RELEASE

21. Plaintiffs acknowledge, and the other Releasing Plaintiff Persons shall be deemed by operation of law to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Settled Plaintiff Claims, but that it is the intention of the Releasing Plaintiff Persons to completely, fully, finally, and forever compromise, settle, release, discharge, extinguish, and dismiss any and all Settled Plaintiff Claims, known or unknown, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settled Plaintiff Claims do not include any claims arising out of, relating to, or based upon conduct or actions occurring after the date of this Stipulation. Similarly, Defendants and Newmark acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Settled Defendant Claims, but that it is the intention of the Releasing Defendant Persons to completely, fully, finally, and forever compromise, settle, release, discharge, extinguish, and dismiss any and all Settled Defendant Claims, known or unknown, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs, Defendants, and Newmark acknowledge, and the other Releasing Plaintiff Persons shall be deemed by operation of law to have acknowledged, that “Unknown Claims” are expressly included in the definition of “Settled Plaintiff Claims” and “Settled Defendant Claims.” “Unknown Claims” means any claims that the Releasing Plaintiff Persons do not know or suspect to exist in their favor at the time of the release of the Settled Plaintiff Claims as against the Released Defendant Persons, and any claims that the Releasing Defendant Persons do not know or suspect to exist in their favor at the time of the release of the Settled Defendant Claims as against the Released Plaintiff Persons, including, without limitation, those which, if known, might have affected the decision to enter into the Settlement.

22. The Settlement is intended to extinguish all of the Settled Plaintiff Claims and Settled Defendant Claims and, consistent with such intention, upon the Effective Date of the Settlement, the Releasing Plaintiff Persons and Releasing Defendant Persons shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law or principle of common law, which may have the effect of limiting the release set forth above. This shall include a waiver by the Releasing Plaintiff Persons and Releasing Defendant Persons of any rights pursuant to section 1542 of the California Civil Code (or any similar, comparable, or equivalent provision of any federal, state, or foreign law, or principle of common law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Plaintiffs, Defendants, and Newmark acknowledge, and the other Releasing Plaintiff Persons shall be deemed by operation of law to have acknowledged, that the foregoing waiver was separately bargained for, is an integral element of the Settlement, and was relied upon by each and all of Plaintiffs, Defendants, and Newmark in entering into the Settlement.

23. The releases provided in this Stipulation are not intended to limit any claims that Newmark’s directors’ and officers’ insurance carriers may be able to assert, as subrogee, against non-parties to this Action after Final Approval of the Judgment.

BEST EFFORTS

24. The Parties and their attorneys agree to cooperate fully with one another in seeking the Court’s approval of this Stipulation and the Settlement, and to use their best efforts to effect, take, or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to consummate and make effective, as promptly as practicable, this Stipulation and the Settlement provided for hereunder (including, but not limited to, using their best efforts to resolve any objections raised to the Settlement) and the dismissal of the Action with prejudice and without costs, fees, or expenses to any Party (except as provided for by 4-5 and 15-20 above).

25. Without further order of the Court, the Parties may agree to reasonable extensions of time not expressly set forth by the Court to carry out any provisions of this Stipulation.

STAY OF PROCEEDINGS

26. Pending Final Approval of the Settlement, the Parties agree to stay this Action and not to initiate any and all other proceedings other than those incident to the Settlement itself.

27. The Parties will request the Court to order (in the Scheduling Order) that, pending final determination of whether the Settlement should be approved, (i) Plaintiffs and all other Newmark stockholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Settled Plaintiff Claims, either directly, representatively, derivatively, or in any other capacity, against Newmark, Defendants, or any of the other Released Defendant Persons; and (ii) Newmark and Defendants are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Settled Defendant Claims, either directly, representatively, derivatively, or in any other capacity, against Plaintiffs or any of the other Released Plaintiff Persons.

STIPULATION NOT AN ADMISSION

28. The provisions contained in this Stipulation shall not be deemed a presumption, concession, or admission by Newmark or Defendants of any fault, liability, or wrongdoing as to any facts or claims alleged or asserted in the Action, nor shall they be deemed a presumption, concession, or admission by Plaintiffs of any lack of merit of the claims alleged or asserted in the Action. Neither this Stipulation, nor any of the terms and provisions of this Stipulation, nor any of the negotiations or proceedings in connection therewith, nor any of the documents or statements referred to herein or therein, nor the Settlement, nor the fact of the Settlement, nor the Settlement proceedings, nor any statements in connection therewith, nor the Judgment, (i) shall be argued to be, used, or construed as, offered or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any liability, fault, wrongdoing, injury, or damages, of any wrongful conduct, acts, or omissions on the part of any of the Released Defendant Persons, of any infirmity of any defense on the part of any of the Released Defendant Persons, or of any damage to the Releasing Plaintiff Persons or any other party or entity, or otherwise be used to create or give rise to any inference or presumption against any of the Released Defendant Persons concerning any purported liability, fault, or wrongdoing of the Released Defendant Persons; (ii) shall be argued to be, used, or construed as, offered, or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any lack of merit of the claims asserted in the Action, that any of the Released Defendant Persons had meritorious defenses, that the damages recoverable in the Action would not have exceeded the Cash Settlement Amount, or with respect to any purported liability, fault, or wrongdoing of the Released Plaintiff Persons; (iii) shall be argued to be, used, or construed as, offered, or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding that the cash consideration to be given under this Stipulation represents the amount that could or would have been recovered after trial; or (iv) shall otherwise be admissible, referred to, or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that the Stipulation and/or the Judgment may be introduced in any proceeding, whether in this Court or otherwise, as may be necessary to argue and establish that the Stipulation and/or the Judgment has res judicata, collateral estoppel, or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement and/or the Judgment or to secure any insurance rights or proceeds of any of the Released Defendant Persons.

ENTIRE AGREEMENT; AMENDMENTS; WAIVER

29. This Stipulation and the exhibits attached hereto constitute the entire agreement among the Parties with respect to the subject matter hereof, and may be modified or amended only by a writing signed by the Parties. In the event of any conflict or inconsistency between the terms and conditions of this Stipulation and the terms and conditions of any exhibits attached hereto, the terms and conditions of this Stipulation shall prevail. No representations, warranties, or inducements have been made to or relied upon by any party concerning this Stipulation or its exhibits, other than the representations, warranties, and covenants expressly set forth in such documents.

30. The waiver by any Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of any provision of this Stipulation by any other Party.

COUNTERPARTS

31. This Stipulation may be executed in multiple counterparts by any of the signatories hereto, including by signature transmitted via facsimile, or by a .pdf/.tiff image of the signature transmitted via email. All executed counterparts and each of them shall be deemed to be one and the same instrument.

GOVERNING LAW AND DISPUTE RESOLUTION

32. This Stipulation and the Settlement contemplated by it shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles. Any action or proceeding arising out of or relating in any way to this Stipulation or the Settlement, or to enforce any of the terms of the Stipulation or Settlement, shall (i) be brought, heard, and determined exclusively in this Court (or, if subject matter jurisdiction is unavailable in this Court, then in any other state or federal court sitting in Wilmington, Delaware); and (ii) not be litigated or otherwise pursued in any forum or venue other than this Court (or, if subject matter jurisdiction is unavailable in this Court, then in any other state or federal court in Wilmington, Delaware). Each Party: (i) consents to personal jurisdiction in any such action (but in no other action) brought in this Court; (ii) consents to service of process by registered mail upon such party and/or such party’s agent; (iii) waives any objection to venue in this Court and any claim that Delaware or this Court is an inconvenient forum; and (iv) expressly waives any right to demand a jury trial as to any dispute described in this paragraph.

NO CONTRA PROFERENTEM

33. This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that this Stipulation is the result of arm’s length negotiations between and among the Parties, and all Parties have contributed substantially and materially to the preparation of this Stipulation.

SUCCESSORS AND ASSIGNS

34. This Stipulation, and all rights and powers granted hereby, shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, executors, administrators, transferees, successors, agents, and assigns of all such foregoing persons and entities and upon any corporation, partnership, or other entity into or with which any Party may merge, consolidate, or reorganize.

REPRESENTATION AND WARRANTY

35. Plaintiffs represent and warrant that (i) Plaintiffs are Newmark stockholders and have been Newmark stockholders at all relevant times, continue to hold their stock in Newmark as of the date this Stipulation is signed, and will continue to hold their stock in Newmark through the Effective Date, and (ii) none of Plaintiffs’ claims or causes of action referred to in the Complaint, or this Stipulation, or any claims Plaintiffs could have alleged, has been assigned, encumbered, or in any manner transferred in whole or in part.

SEVERABILITY

36. If any provisions of this Stipulation are determined to be invalid or unenforceable, in whole or in part, the remaining provisions, and any partially invalid or unenforceable provisions, to the extent valid and enforceable, shall nevertheless be binding and valid and enforceable.

KNOWING AND VOLUNTARY

37. Each of the Parties certifies that he, she, or it has carefully read and fully understands all of the provisions and effects of this Stipulation; that he, she, or it has been advised to consult and thoroughly discuss all aspects of this Stipulation with his, her, or its attorneys; that he, she, or it is voluntarily entering into this Stipulation; and that he, she, or it is not relying on any representations concerning the terms or effects of this Stipulation, other than those contained in this Stipulation.

CONFIDENTIALITY

38. To the extent permitted by law, all agreements made and orders entered during the course of the Action relating to the confidentiality of documents or information, including, without limitation, the Stipulation and Order for the Production and Exchange of Confidential Information so-ordered by the Court on September 19, 2023, shall survive this Stipulation.

AUTHORITY

39. The undersigned attorneys represent and warrant that they have the authority from their client(s) to enter into this Stipulation and bind their client(s) thereto.

Dated: February 7, 2025

ROBBINS GELLER RUDMAN
& DOWD LLP

/s/ Christopher H. Lyons
Christopher H. Lyons (#5493)
Tayler D. Bolton (#6640)
1521 Concord Pike, Suite 301
Wilmington, DE 19803
(302) 467-2660

Lead Counsel for Plaintiffs

COOCH AND TAYLOR, P.A.

OF COUNSEL:	/s/ R. Bruce McNew

ROBBINS GELLER RUDMAN	R. Bruce McNew (#967)
& DOWD LLP	The Nemours Building
Randall J. Baron	1000 N. West Street, Suite 1500
A. Rick Atwood, Jr.	Wilmington, DE 19801
Benny C. Goodman III	(302) 984-3800
Lion Wintemute
655 West Broadway, Suite 1900
San Diego, CA 92101
(619) 231-1058

Lead Counsel for Plaintiffs

SMITH, KATZENSTEIN
& JENKINS LLP

/s/ Jason Z. Miller

PURCELL & LEFKOWITZ LLP	David A. Jenkins
Steven J. Purcell	Neal C. Belgam
Robert H. Lefkowitz	Jason Z. Miller
Stephen C. Childs (#6711)	1000 North West Street, Suite 1501
Omer Kremer	Wilmington, DE 19801
600 Mamaroneck Avenue, Suite 400	(302) 652-8400
Harrison, NY 10528	Additional Counsel for Plaintiffs
(212) 725-1000

Additional Counsel for Plaintiffs

YOUNG CONAWAY STARGATT &
TAYLOR, LLP

/s/ Paul J. Loughman
C. Barr Flinn (#4092)
Paul J. Loughman (#5508)
Lauren Dunkle Fortunato (#6031)
Skyler A. C. Speed (#6701)
100 North King Street
OF COUNSEL:	Wilmington, DE 19801
Telephone: (302) 571-6600

LATHAM & WATKINS LLP	Attorneys for Howard Lutnick, Barry
Eric Leon	Gosin, and Michael Rispoli
Nathan Taylor
Meredith Cusick
1271 Avenue of the Americas
New York, NY 10020
Telephone: (212) 906-1200

Attorneys for Howard Lutnick, Barry
Gosin, and Michael Rispoli

PAUL, WEISS, RIFKIND WHARTON
& GARRISON LLP

OF COUNSEL:	/s/ Matthew D. Stachel
Matthew D. Stachel (#5419)
PAUL, WEISS, RIFKIND,	Sabrina M. Hendershot (#6286)
WHARTON & GARRISON LLP	1313 North Market Street, Suite 806
Andrew Gordon	Post Office Box 32
Staci Yablon	Wilmington, DE 19899-0032
1285 Avenue of the Americas	Telephone: (302) 655-4410
New York, NY 10019-6064
Telephone: (212) 373-3000

Attorneys for Virginia Bauer,
Michael Snow, and Kenneth	Attorneys for Virginia Bauer, Michael
McIntyre	Snow, and Kenneth McIntyre

POTTER ANDERSON &
CORROON LLP

/s/ Christopher D. Renaud
Kevin R. Shannon (#3137)
Jaclyn C. Levy (#5631)
Christopher D. Renaud (#6457)
Justin T. Hymes (#6671)
1313 N. Market Street
Hercules Plaza, 6th Floor
Wilmington, DE 19801
(302) 984-6000
kshannon@potteranderson.com
jlevy@potteranderson.com
crenaud@potteranderson.com
jhymes@potteranderson.com

Attorneys for Nominal Defendant
Newmark Group, Inc.